UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2012

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on December 5, 2012, our shareholders voted on and approved three matters: (1) the election of eight directors; (2) approval of The Amended and Restated 2007 Equity Incentive Plan, as amended; and, (3) ratification of the Board's appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013. The record date for determining those shareholders entitled to vote at the Annual Meeting was October 10, 2012. On that date, the Company had 28,853,346 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The final voting results were as follows:

1.	The election of the following directors for a one-year term or until his successor is duly elected and qualified:

NAME OF DIRECTOR	FOR	WITHHELD
Friedrich K. M. Bohm	20,453,745	2,595,312
John A. Carrig	22,856,025	193,032
F. Thomas Casey	22,855,708	193,349
Stephen M. Duff	20,453,946	2,595,111
Richard H. Grogan	20,453,945	2,595,112
Robert W. Harvey	20,453,946	2,595,111
Christopher P. Vincze	22,846,040	203,017
Dennis E. Welch	20,453,945	2,595,112

2.	Approval of The Amended and Restated 2007 Equity Incentive Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
14,534,975	8,746,299	58,832	2,414,515

3.	The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

FOR	AGAINST	ABSTAIN
25,432,540	24,932	6,100

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2012            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer